As filed with the Securities and Exchange Commission on ______, 2005

                                              Commission File No. 333-121034

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                    FORM SB-2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                           BELLA TRADING COMPANY, INC.
                     -------------------------------------
               (Exact name of registrant as specified in charter)

     Colorado                             5944                   20-0990109
-------------------------        ----------------------     ------------------
(State or other jurisdiction    (Primary Standard Classi-     (IRS Employer
    of incorporation)             fication Code Number)        I.D. Number)


                                945 E. 10th Ave.
                              Broomfield, CO. 80020
                                 (303) 920-3508
                    ----------------------------------------
          (Address and telephone number of principal executive offices)

                                945 E. 10th Ave.
                              Broomfield, CO. 80020
                                 (303) 920-3508
                    ----------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Sara Preston
                                945 E. 10th Ave.
                              Broomfield, CO. 80020
                                 (303) 920-3508
                    ----------------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                     Proposed      Proposed
 Class of                         Maximum       Maximum
Securities         Securities     Offering      Aggregate      Amount of
   to be             to be        Price Per     Offering      Registration
Registered         Registered     Share (1)       Price           Fee
----------         ----------     ---------     -----------   -----------

Common stock (2)    1,600,000        $0.05      $ 80,000
Common Stock (3)      400,000        $0.05        20,000
-----------------------------------------------------------------------------
Total                                           $100,000          $ 14
------------------------------------------------------------------------------

(1)  Offering  price  computed in  accordance  with Rule 457 (c).
(2)  Shares of common stock offered by the Company.
(3)  Shares of common stock offered by selling shareholders

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required as a result of any stock dividends, stock splits or similar transactions.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                           BELLA TRADING COMPANY, INC.

                                  Common Stock

     By means of this prospectus Bella Trading Company, Inc. is offering for sale up to 1,600,000 shares of common stock at a price of $0.05 per share.

      The shares Bella is offering will be sold on a self-underwritten basis. Bella will not pay any commissions or other form of remuneration in connection with the sale of these shares.

      The offering of Bella's shares is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold. Investors in this offering are not required to purchase any minimum number of shares. All proceeds from the sale of these shares will be delivered directly to Bella and will not be deposited in any escrow account. If all shares are sold, Bella will receive proceeds of $62,000, net of estimated unpaid offering expenses of $18,000. Bella plans to end the offering on March 31, 2005. However, Bella may, at its discretion, end the offering sooner or extend the offering until April 30, 2005, if all shares offered by Bella have not been sold by March 31, 2005.

      In addition to the offering by Bella, a number of Bella's shareholders are offering to sell up to 400,000 shares of Bella's common stock at a price of $0.05 per share. If and when Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling shareholders may offer their shares at the same time that the shares of common stock are being offered for sale by Bella and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.05 per share if and when a market develops for Bella's common stock.

      Bella will not receive any proceeds from the sale of the common stock by the selling stockholders. Bella will pay for the expenses of this offering which are estimated to be $30,000, of which approximately $18,000 has been paid as of the date of this prospectus.

      As of the date of this prospectus there was no public market for Bella's common stock. Although Bella plans to have its shares listed on the OTC Bulletin Board, Bella may not be successful in establishing any public market for its common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this Prospectus.

                 The date of this prospectus is January __, 2005

                               PROSPECTUS SUMMARY

      Bella Trading Company was incorporated in Colorado on April 5, 2004 and is in the development stage. Bella offers traditional ethnic jewelry and contemporary mainstream jewelry, as well as accessories, all imported from Nepal. Bella hopes to expand its operations and offer jewelry from other countries such as India, Vietnam, Thailand, and Korea. By offering both traditional and contemporary items, Bella preserves the traditions of the native countries and offers its consumers a large variety.

           Bella's offices are located at 945 E. 10th Ave., Broomfield, CO, 80020. Bella's telephone number is (303) 920-3508 and its facsimile number is
(720) 566-3136.

      As of December 31, 2004 Bella had 4,400,000 outstanding shares of common stock.

      Bella's website is www.bellajewelrystore.com.

The Offering

By means of this prospectus:

     Bella is offering to sell up to 1,600,000 shares of its common stock at a price of $0.05 per share, and

      A number of Bella's shareholders are offering to sell up to 400,000 shares of common stock at a price of $0.05 per share. If and when Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Bella's shareholders may be selling their stock at the same time Bella is attempting to raise capital through the sale of its shares. The selling shareholders may offer their shares at the same time that the shares of Bella's common stock are being offered for sale and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.05 per share if and when a market develops for Bella's common stock.

      Bella intends to use the net proceeds from the sale of the shares it is offering to buy inventory and for marketing and general and administrative expenses.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since Bella was incorporated, and the need for Bella to sell more of its common stock to raise additional capital. In its financial statements for the period ended September 30, 2004 Bella's accountants have expressed substantial doubt as to the ability of Bella to continue in business. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Summary Financial Data

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

                                          Period From
                                       Inception (April
                                       5, 2004) through
Results of Operations:                September 30, 2004
---------------------                -------------------

Revenue                                  $   6,773
Cost of Sales                               (2,241)
Operating expenses                        (208,669)
                                        -----------
Net loss                                 $(204,137)


Balance Sheet Data:                    September 30, 2004
------------------                     ------------------

Current Assets                            $ 14,549
Total Assets                                19,549
Current Liabilities                          7,086
Total Liabilities                            7,086
Working Capital                              7,463
Stockholders' Equity                        12,463


                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect Bella's business and this offering. These risk factors discuss all material risks which pertain to an investment in Bella's common stock. If any of the risks discussed below materialize, Bella's common stock could decline in value or become worthless.

Risk Factors Related to this Offering

      The offering of Bella's shares will be more difficult since its offering
------------------------------------------------------------------------------
will be made at the same time that shares of Bella's common stock are being
------------------------------------------------------------------------------
offered for sale by most of its present shareholders. The sale of these shares
----------------------------------------------------
by Bella's shareholders may make it more difficult for Bella to sell its shares at the same time since, if and when a market develops for Bella's common stock, Bella's shareholders will be free to sell their shares at a price below Bella's public offering price of $0.05 per share.

     Because there is no public market for Bella's  common stock,  the price for
------------------------------------------------------------------------------
the shares  Bella is offering  was  arbitrarily  established,  does not bear any
------------------------------------------------------------------------------
relationship to Bella's assets, book value or net worth, and may be greater than
------------------------------------------------------------------------------
the price which  investors  in this  offering may receive when they resell their
------------------------------------------------------------------------------
shares.  Accordingly,  the offering  price of Bella's common stock should not be
------
considered to be any indication of the value of its shares. The factors considered in determining the offering price included Bella's future prospects and the likely trading price for its common stock if a public market ever develops.

     As of the date of this prospectus there was no public market for Bella's common stock and if no public market develops, purchasers of the shares offered by this prospectus may be unable to sell their shares.

      Even if all shares offered by this prospectus are sold, Sara Preston, who is an officer of Bella, will own approximately 91% of Bella's outstanding shares and will be able to control all aspects of Bella's operations.

Risk Factors Related to Bella's Business

     To enable Bella to continue in business Bella will  eventually need to earn
------------------------------------------------------------------------------
a profit or obtain  additional  financing  until Bella is able to earn a profit.
------------------------------------------------------------------------------
Bella needs additional capital to fund its operating losses and to expand its business. This offering is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in this offering and all proceeds from the sale of the shares will be delivered to Bella. If only a small number of shares are sold the amount received from this offering may provide little benefit to Bella. Even if all shares offered are sold, Bella will need additional capital. Bella's issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders. The failure of Bella to obtain additional capital on terms acceptable to it, or at all, may significantly restrict Bella's proposed operations.

      Bella may never earn a profit. In its financial statements for the period ended September 30, 2004 Bella's accountants, as a result of the factors described above, have expressed substantial doubt as to the ability of Bella to continue in business.

      Bella has a limited operating history and it may never be profitable. Bella began to conduct business in August 2004. As a result of Bella's short operating history it will be difficult for potential investors to evaluate its business and prospects.

      Potential investors should be aware of the following risks, Bella faces in the jewelry and fashion accessory business.

o Bella lacks recognition in the market. Bella's success depends on attracting a large number of potential customers and persuading them to buy products from Bella.
o Promoting Bella's products will depend largely on the success of Bella's marketing efforts and its ability to provide unique, high quality products.
o Bella may be required to incur significantly higher advertising expenditures than it currently anticipates in order to attract and retain potential customers.
o Bella faces competition from numerous sellers of jewelry and fashion accessories many of which have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than does Bella.

o Bella's competitors may be able to provide customers with more favorable terms, better customer service and more extensive inventory.

      Bella has not performed any marketing studies to assess whether a market exists for its products or whether this market is sustainable. Bella does not plan to conduct any basic marketing studies of this nature in the future.

      Since Bella's officers plan to devote approximately 25 hours per week to Bella's business its chances of being profitable will be less than if it had full time management.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of October 31, 2004 Bella had 4,400,000 outstanding shares of common stock, which had a negligible book value per share. These 4,400,000 shares were issued for cash of $20,000 and services valued at $200. If all shares offered by Bella are sold (of which there can be no assurance), investors will own 1,600,000 shares, or approximately 27% of Bella's common stock, for which they will have paid $80,000 and Bella's present shareholders will own approximately 63% of Bella's common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be greater than if all shares offered were sold.

      The following table illustrates per share dilution and the comparative stock ownership of Bella's stockholders as compared to the investors in this offering, based upon the number of shares sold.

  Shares outstanding as of
      October 31, 2004                 4,400,000   4,400,000    4,400,000    4,400,000   4,400,000

  Shares to be sold in this offering     160,000     400,000      800,000    1,200,000   1,600,000

  Shares to be outstanding upon
       Completion of offering          4,560,000   4,800,000    5,200,000    5,600,000   6,000,000

Net tangible book value per share
       at as of October 31, 2004             Nil         Nil          Nil          Nil         Nil

  Offering price, per share                $0.05       $0.05        $0.05        $0.05       $0.05

  Net tangible book value after
     offering                                Nil         Nil          Nil        $0.01       $0.01

Dilution to investors in this offering     $0.05       $0.05        $0.05        $0.04       $0.04

Gain to existing shareholders                Nil         Nil          Nil        $0.01       $0.01

  Equity ownership by present
     shareholders after this offering        96%         92%          85%          79%         73%

  Equity ownership by investors
   in this offering                           4%          8%          15%          21%         27%


      The following table shows the amount paid by the present shareholders of Bella for their shares of Bella's common stock as of opposed to investors in this offering:

      Name                                          Price Paid Per Share

      Sara Preston                                          Nil
      Private investor group                              $0.05
      Investors in this offering                          $0.05

                                 USE OF PROCEEDS

   The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                            Gross Offering Proceeds
                                -----------------------------------------------
                                $8,000   $20,000   $40,000    $60,000  $80,000
                                ------   -------   -------    -------  -------

   Inventory                        --     2,000    $7,000    $11,000  $18,000
   Marketing                        --        --     3,000      8,000   15,000
   General and administrative
     expenses                       --        --        --      5,000    5,000
   Officers' salaries                               12,000     18,000   24,000
   Offering expenses             8,000    18,000    18,000     18,000   18,000
                                 -----   -------  --------   -------- --------
                                $8,000   $20,000   $40,000    $60,000  $80,000
                                ======   =======   =======    =======  =======

      See the "Business" section of this prospectus for a description of Bella's product line.

      The amounts allocated for marketing include entry fees to large trade and craft shows, upgrading Bella's website so its products can be advertised on the internet, and for display equipment.

      Amounts allocated to general and administrative expenses will be used for office supplies, telephone, legal and accounting expenses, and other general corporate expenses.

      Salaries will be paid to Bella's officers.  See "Management".

      The total estimated expenses of this offering are $30,000. As of December 31, 2004 Bella had paid approximately $18,000 of these expenses with cash which it received ($20,000) from the private sale of its common stock. The remaining offering expenses will be paid from the proceeds of this offering.

      If less than $8,000 is raised in this offering the offering proceeds will be used to pay offering expenses.

      The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by Bella.

     Bella may increase the amounts allocated to inventory depending upon the selection and price of items available at any given time. Bella generally pays between $3.00 for small items such as earrings and up to $20.00 for large necklaces. The prices Bella pays for its products are based upon a variety of factors, including stone selection and availability. In the event that a supplier offered price reductions in excess of 50% of the price Bella normally pays for its products, Bella would consider allocating additional funds to purchase inventory.

      Bella's anticipated marketing expenditures may increase depending on its level of sales, since additional sales will result in more cash which Bella could use for marketing. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

      Bella anticipates that its capital requirements for the twelve months following the date of this prospectus will be approximately $45,000. See "Management's Discussion and Analysis and Plan of Operation" for more information concerning Bella's anticipated capital requirements.

      There is no commitment by any person to purchase any of the shares of common stock which Bella is offering and there can be no assurance that any shares will be sold.

        Even if all shares Bella is offering are sold, its future operations will be dependent upon its ability to obtain additional capital until, if ever, Bella can become profitable. As of the date of this prospectus Bella did not have any commitments from any person to provide it with any additional capital and there can be no assurance that additional funds may be obtained in the future.

      Pending expenditure of the proceeds of the offering substantially in the manner described above, Bella will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                        MARKET FOR BELLA'S COMMON STOCK.

      Bella's common stock is not quoted on any exchange and there is no public trading market.

      As of December 31, 2004, Bella had 4,400,000 outstanding shares of common stock and eleven shareholders. Bella does not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of capital stock.

      By means of this prospectus:

o A number of Bella's shareholders are offering to sell up to 400,000 shares of Bella's common stock at a price of $0.05, and

o Bella is offering for sale up to 1,600,000 shares of its common stock at a price of $0.05 per share.

      Sara Preston, an officer and director of Bella, owns 4,000,000 shares of Bella's common stock. These shares may be sold in accordance with Rule 144 of the Securities and Exchange Commission after April 15, 2005.

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. Bella's Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will ever be paid.

       Bella's Articles of Incorporation authorize its Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow Bella's directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Bella's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by Bella's management.

      Trades of Bella's common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for Bella's common stock. As a result of these rules, investors in this offering, should a market for Bella's shares ever develop, may find it difficult to sell their shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      Bella was incorporated on April 5, 2004 but did not begin operations until August of 2004. Between its inception and September 30, 2004 Bella had gross revenues from the sale of merchandise of approximately $6,800. During the period ended September 30, 2004 Bella's gross profit was 67% of Bella's gross revenues. Bella expects its gross profit margins for future periods will be approximately 67%.

      During the period from inception (April 5, 2004) through September 30, 2004 Bella's operations used $(3,163) in cash. During the same period Bella paid $9,000 in costs relating to the private sale of its common stock and the offering contemplated by this prospectus. Capital was provided by the sale to private investors of 400,000 shares of Bella's common stock at a price of $0.05 per share, or $20,000 in total.

      Bella's plan of operation during the twelve months following the date of this prospectus is as follows:
                                          Projected                 Estimated
  Description                             Time Frame                 Cost (1)
  -----------                             ----------                ----------

  Purchase inventory                      Inventory will be           $18,000
                                          acquired from time-
                                          to-time during this
                                          twelve month period.

  Advertise its products on its website,  Advertising program         $15,000
  through mailing lists, and through      will begin within one
  promotions such as charity events       month after the completion
                                          of this offering.

  Sell its products at craft shows,       Products will be sold       $24,000
  private showings and through local      from time-to-time
  art studios and the internet.           during this twelve
  Bella will also attempt to have its     month period. Bella
  products listed in catalogues which     will attempt to have its
  cater to small boutique jewelry and     products listed in
  accessory consumers                     catalogues within six
                                          months after the completion
                                          of this offering.

  have its common stock listed on the     Four months after the        ________
  OTC Bulletin Board.                     date of this prospectus


(1) The estimated costs will be paid from the proceeds of this offering and assume all shares offered by Bella are sold.

      Bella anticipates that its capital requirements for the twelve months following the date of this prospectus will be:

      Purchase of Inventory                     12,000
      Marketing                                 10,000
      General and administrative expenses        5,000
      Officers' Salaries                        18,000
                                                ------
           Total                             $  45,000
                                             =========

      Even if Bella's operations can generate cash, its future plans will, in part, be dependent upon the amount Bella is able to raise in this offering.

      If less than $45,000 in net capital is raised from this offering, Bella will attempt to raise additional capital through the private sale of its equity securities or borrowings from third party lenders. Bella does not have any commitments or arrangements from any person to provide Bella with any additional capital. If additional financing is not available when needed, Bella may need to cease operations. Notwithstanding the above, Bella does not have any plans, arrangements or agreements to sell its assets or to merge with another entity.

                                    BUSINESS

General

      Bella was incorporated in Colorado on April 5, 2004 and began operations in August of 2004. Bella offers traditional ethnic and contemporary jewelry, as well as accessories, all imported from Nepal and Thailand. Bella intends to expand its operations and offer both traditional ethnic and contemporaryjewelry from other countries such as India, Vietnam, Thailand, and Korea. .

      The traditional ethnic jewelry offered by Bella reflects the traditions and unique style of the country from which the jewelry is imported. Bella's contemporary products, although designed and manufactured in Nepal and Thailand, are not unique to any particular country or culture and are similar to those seen in large U.S. chain stores such as Zales and Whitehall jewelers. Bella does not design or manufacture any jewelry or accessories.

      Bella's traditional ethnic line includes Gaus, or Tibetan prayer boxes. These portable shrines are believed to protect the traveler when worn in the form of a pendant and are common displays of wealth in Nepal and Tibet. Each pendant has a perfectly fitting silver back which can accommodate the new owner's secret verses, relics, or prayers. This line also includes stone mosaics displaying the symbol of an ohm and yak bone pendants in the traditional Tibetan motif.

      Bella's jewelry line includes pendants, necklaces, earrings, rings, bracelets, chains and brooches. Each item is handcrafted by a silversmith in Nepal and is made with sterling silver in an array of stones. These stones include:

                  Labradorite       Green Onyx
                  Red Onyx          Black Onyx
                  Malachite         Rainbow Moonstone
                  Moonstone         Turquoise
                  Coral             Lapis
                  Sunstone          Peridot
                  Amber             Citrine
                  Blue Topaz        Rutilated Quartz
                  Amethyst          Garnet
                  Tigers Eye        Smokey Quartz
                  Agate             Black Star

     In addition to its jewelry line, Bella offers accessories such as traditional ethnic silk and tapestry pouches, paper mache jewelry boxes, and handbags, plus contemporary silk scarves.

      Bella's source of products are:

          o    jewelry line: Best of Nepal
          o    prayer boxes: Best of Nepal
          o    contemporary jewelry: Best of Nepal
          o    fashion accessories: Best of Nepal and Ethai Gifts.

      The website of Best of Nepal is www.bestoftibet.com

      The website of Ethai Gifts is www.ethaigift.com

      Bella does not have any agreements with any person to provide Bella with its products. Bella relies on one vendor in Nepal, Best of Nepal, and one vendor in Thailand, Ethai Gifts, to provide it with its product line. There are a substantial number of vendors in Nepal and Thailand which provide traditional ethnic products which are similar or virtually identical to the products sold by Bella. Most of these vendors work with American importers and are also able to provide most types of contemporary jewelry, based either on their own designs or designs supplied by American importers. Accordingly, ifBella's vendors were unable or unwilling to continue providing Bella with products, Bella believes it could find comparable products, and at comparable prices, from numerous other vendors in Nepal and Thailand.

      Products are shown to Bella by means of the vendor's website or through email attachments. Samples requested by Bella are sent via DHL or UPS. Products are ordered by email or telephone. Payments are made in U.S. dollars by wire transfer when the orders are shipped. Products are delivered via DHL or UPS and are stored in Denver, Colorado.

      Bella generally pays between $3.00 for small items such as earrings and up to $20.00 for large necklaces. In general, the retail price of Bella's products is 300% of Bella's cost for the item, which includes shipping costs. Sometimes this formula results in a retail price which is considered by Bella, based upon the price of similar products offered by competitors, to be too high, in which case the price is reduced. On the other hand, if the 300% mark up results in a price which Bella considers to be too low, Bella will increase the price of the item. Bella believes its prices are equal to or lower than those of competitors offering similar hand- crafted imported items. Bella is able to keep its costs low since:

o Bella directly imports its products, eliminating charges of intermediate distributors, and
o Bella does not have a retail store and as a result is not burdened with the costs of leasing, equipping and staffing a retail location.

      During the period ended September 30, 2004 Bella had revenues of $6,773 from the sale of the following products:

         Item              Quantity
       --------            --------
       Bracelets               7
       Earrings               82
       Necklaces              24
       Pendants              108
       Rings                   5
       Handbags               63

      During the three months ended December 31, 2004 Bella had gross revenues from the sale of merchandise of approximately $2,000 (unaudited).

       Sales were made through craft fairs, home shows and studio openings. All of the items sold by Bella were delivered at the time of sale to the customer. All sales were made in Colorado. No single customer has accounted for more than 5% of Bella's sales.

      As of December 31, 2004 Bella had inventory with a retail value of approximately $28,000 (unaudited).

      Bella's initial target market is the retail public in the Denver metropolitan area. Bella plans to sell its products through:

     o    Craft and artisan fairs and shows
     o    Local art studios and boutiques
     o    Private showings for select customers
     o    Its website
     o    Internet outlets, such as E-Bay
     o    Catalogues

      Since it began operating in August 2004 Bella has sold its products at craft and artisan fairs, local art studios and at private showings. Bella anticipates that it will be able to offer products through its website byJuly 31, 2005. As of the date of this prospectus, Bella did not have any definitive agreements with respect to the sale of products through internet outlets or print catalogues.

      Bella does not sell its products, and for the foreseeable future does not plan to sell its products, through its own retail store.

      Depending on the availability of funds, Bella intends to use a mix of advertising methods, including:

     o    Word of mouth referrals and recommendations by satisfied customers;
     o    Advertisements on art studio and craft fair websites;
     o Advertising literature in boutiques, spas, and wellness studios and similar retail and service outlets;
     o Use of mailing lists provided by art studios, craft fairs, boutiques, spas and similar establishments.

      Bella has allocated up to $15,000 from the proceeds of this offering for marketing. Bella plans to begin its marketing campaign when the sale of the shares Bella is offering by this prospectus has been completed.

      Bella has not performed any marketing studies to assess whether a market exists for its products or whether this market is sustainable. Bella does not plan to conduct any basic marketing studies of this nature in the future.

      As of the date of this prospectus Bella did not depend on one or several major customers.

Competition

      Bella faces competition from all sellers of jewelry and fashion accessories.With respect to Bella's traditional ethnic product line, the largest competitor is the Sisters of Tibet. Competition may result in price reductions and decreased demand for Bella's products. Current and potentials competitors have or will have longer operating histories, greater brand recognition and/or significantly greater financial, marketing and other resources than does Bella. Competitors may be able to provide customers with more favorable terms, better customer service and more extensive inventory.

     Bella believes that the main competitive factors in its industry are:

     o    Size, diversity and quality of inventory
     o    Price
     o    Name recognition

     Bella expects to compete by offering competitive prices, a diverse selection of products and high quality merchandise. However, Bella's ability to compete at present is hindered by its limited financial resources and lack of name recognition.

Government Regulation

     Bella is not currently subject to direct federal, state or local regulation other than regulations generally applicable to retail commerce.

Corporate History

      Between the date of its incorporation, April 5, 2004, and August 2004 Bella was only involved in raising capital in a private offering. Bella is not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.

Employees

      As of December 31, 2004 Bella did not have any full-time employees.

Facilities

      Bella's offices are located at 945 E. 10th Ave., Broomfield, CO, 80020, which is the residence of Sara Preston, an officer and director of Bella. Bella is not charged for the use of its office space. Bella's use of this space may be terminated at any time. Bella's offices are expected to be adequate to meet Bella's foreseeable future needs.

                                   MANAGEMENT

Name              Age                     Title
---------         ---         -------------------------------

Sara Preston       25         President, Treasurer, Chief Financial Officer and
                                 a Director
Lesha Barry        36         Chief Marketing Officer, Secretary and a Director

     Sara Preston has been an officer and director of Bella since it was incorporated on April 5, 2004. Since August 2002 Ms. Preston sold ethnic jewelry and accessories, on a part time basis, to customers in the Denver area. Ms. Preston has been employed by Sun Microsystems since November of 1998. At Sun Microsystems Ms. Preston provides support in the areas of customer service and sales.

     Lesha Barry has been an officer and director of Bella since it was incorporated on April 5, 2004. Since August 2002 Bella sold ethnic jewelry and accessories, on a part time basis, to customers in the Denver area. Ms. Barry has been employed by Sun Microsystems since May of 1999. At Sun Microsystems Ms. Barry provides support in the areas of customer service and sales. Between 1991 and 1998 Ms. Barry was a Manager, and later District Manager, for a retail outlet from over seeing the operations of nine stores through out the Northeast Region.

      Bella's directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Bella's officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

      Ms. Preston and Ms. Barry are "promoters" as that term is defined in the rules and regulations of the Securities and Exchange Commission.

Executive Compensation

      Bella does not have any consulting or employment agreements with any of its officers or directors.

      On April 15, 2004 Bella issued 4,000,000 restricted shares of its common stock to Sara Preston for services provided in organizing Bella. Based upon the time spent in organizing Bella, these shares were valued at $400. Other than the shares issued to Ms. Preston, Bella's officers have not received compensation between the date of its incorporation (April 5, 2004) and December 31, 2004.

      Bella's officers do not devote their full time to its business and affairs. The following table shows the amount which Bella expects to pay to its officers during the twelve months ending December 31, 2005 and the amount of time these officers expect to devote to Bella's business.

                             Approximate                      Time
                             Projected                    To Be Devoted
      Name                  Compensation                Bella's Operations

      Sara Preston            $12,000                  25 hours per week
      Lesha Barry             $12,000                  25 hours per week

      Bella's directors may increase the compensation paid to its officers depending upon a variety of factors, including the results of its future operations. However, there are no sales, net income, or other thresholds which are required for Bella's directors to increase the compensation paid to Bella's officers.

      Stock Options. Bella has not granted any stock options and does not have any stock option plans in effect as of the date of this prospectus. In the future, Bella may grant stock options to its officers, directors, employees or consultants.

      Long-Term Incentive Plans. Bella does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. Bella does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

      Compensation of Directors. Bella's directors do not receive any compensation pursuant to any standard arrangement for their services as directors.

Transactions with Related Parties and Recent Sales of Securities

      On April 15, 2004, Bella issued 4,000,000 restricted shares of its common stock to Sara Preston for her services in organizing Bella. These shares were valued at $400 based upon the time Ms. Preston spent in organizing Bella.

      During May, June and July 2004 Bella sold 400,000 shares of its common stock in a private placement to ten persons at a price of $0.05 per share.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the ownership of Bella's common stock as of December 31, 2004, by each shareholder known by Bella to be the beneficial owner of more than 5% of Bella's outstanding shares, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

                                     Shares
Name and Address of                Beneficially             Percent of
 Beneficial Owner                     Owned                    Class
-------------------                ------------             ----------

Sara Preston                         4,000,000                  91%
945 E. 10th Ave.
Broomfield, CO 80020

Lesha Barry                                 --                   --
945 E. 10th Ave.
Broomfield, CO 80020

*All Executive Officers and          4,000,000                  91%
   Directors as a group (two persons)

                                OFFERING BY BELLA

      By means of this prospectus Bella is offering to the public up to 1,600,000 shares of its common stock at a price of $0.05 per share. Bella arbitrarily determined the $0.05 offering price and this price does not bear any relationship to Bella's assets, book value or any other generally accepted criteria of value for investment.

      Bella will offer the shares through its officers, Sara Preston and Lesha Barry, on a "best efforts" basis. Ms. Preston and Ms. Barry are not registered with the Securities and Exchange Commission as brokers or dealers. Ms. Preston and Ms. Barry are not required to be registered as brokers or dealers since neither Ms. Preston or Ms. Barry are engaged in the business of buying or selling securities for others. Ms. Preston and Ms. Barry will not be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering.

      Bella will not employ any brokers or sales agents to sell these shares and it will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to Bella. Bella plans to end the offering on March 31, 2005. However, Bella may at its discretion end the offering sooner or extend the offering to April 28, 2005.

      Subscriptions for the shares offered by this prospectus will not be binding upon Bella until accepted in writing by its President. Bella anticipates that subscriptions will be accepted within ten days after the subscription is received.

      The total estimated expenses of this offering are:

            SEC Filing Fee                         15
            Blue Sky Fees and Expenses            100
            Printing Expenses                     100
            Legal Fees and Expenses            25,000
            Accounting Fees and Expenses        2,500
            Miscellaneous Expenses              2,285
                                              -------
            TOTAL                             $30,000
                                              =======

      As of December 31, 2004 Bella had paid approximately $18,000 of these expenses with cash which it received from the private sale of its common stock ($20,000). The remaining offering expenses will be paid from the proceeds of this offering.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares from Bella in a private offering at a price of $0.05 share.

      Bella will not receive any proceeds from the sale of the shares by the selling shareholders. Bella will pay all costs of registering the shares offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,500. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                          Shares to       Share
                                           Be Sold       Ownership
                              Shares       in this         After
Name                          Owned       Offering       Offering

Brad Avrett                   30000         30000           --
Randy Carruthers              20000         20000           --
Joseph DiVito                 10000         10000           --
Mary Beth Doubet              50000         50000           --
Stephen Foley                 10000         10000           --
Steve Lemonidis               10000         10000           --
Kenneth Relyea                50000         50000           --
Alan Schrum                  100000        100000           --
Michael Tanner                20000         20000           --
Amy Watson                   100000        100000           --
                            -------       -------
                            400,000       400,000           --
                            =======       =======

      To Bella's knowledge, no selling shareholder is affiliated with a broker dealer. No selling shareholder has, or had, any material relationship with Bella, or Bella's officers or directors.

Manner of Sale.

     The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for Bella's common stock, sales by the selling shareholders, until Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $0.05 per share. If and when Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     - face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Bella will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Bella will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      If any selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Bella will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Bella will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

     Bella has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Bella has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

      Bella is authorized to issue 50,000,000 shares of common stock. As of the date of this prospectus Bella had 4,400,000 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of Bella's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Bella. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Preferred Stock

      Bella is authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by Bella's Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Bella's directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Bella's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by Bella's management. As of the date of this prospectus Bella had not issued any shares of preferred stock.

Transfer Agent

      As of December 31, 2004 Bella had not appointed a transfer agent for its common stock.

                                LEGAL PROCEEDINGS

      Bella is not involved in any legal proceedings and Bella does not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      The Colorado Business Corporation Act authorizes indemnification of a director, officer, employee or agent of Bella against expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of Bella who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Bella pursuant to the foregoing provisions, Bella has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      Bella has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                          Index to Financial Statements

                                                                       Page

Report of Independent Auditors.                                         F-2

Balance Sheet at September 30, 2004                                     F-3

Statement of Operations from April 5, 2004 (inception) through
   September 30, 2004                                                   F-4

Statement of Changes in Shareholders' Equity from April 5, 2004
   (inception) through September 30, 2004                               F-5

Statement of Cash Flows from April 5, 2004 (inception) through
   September 30, 2004                                                   F-6

Notes to Financial Statements                                           F-7

                         Report of Independent Auditors

The Board of Directors and Shareholders
Bella Trading Company, Inc.:


We have audited the accompanying balance sheet of Bella Trading Company, Inc. (a development stage company) as of September 30, 2004, and the related statements of operations, changes in shareholders' equity, and cash flows from April 5, 2004 (inception) through September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bella Trading Company, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the period from April 5, 2004 (inception) through September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has a limited operating history, and has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Honeck, P.C.
Denver, Colorado
November 24, 2004

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET


                               September 30, 2004
Assets

Current assets:
   Cash                                                   $  7,837
   Accounts receivable                                         220
   Inventory, at cost                                        6,492
                                                         ---------
      Total current assets                                  14,549

Deferred offering costs                                      5,000
                                                        ----------
                                                          $ 19,549
Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities              $  7,086
                                                          --------
      Total current liabilities                              7,086
                                                         ---------

Shareholders' equity (Notes 2 and 4):
   Preferred stock, $.001 par value; 10,000,000
   shares authorized, -0- shares issued and outstanding         --

Common stock, $.001 par value; 50,000,000 shares
   authorized, 4,400,000 shares issued and outstanding       4,400
Additional paid-in capital                                 212,200
Deficit accumulated during the development stage          (204,137)
                                                          --------
      Total shareholders' equity                            12,463
                                                         ---------
                                                          $ 19,549




                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

              April 5, 2004 (Inception) Through September 30, 2004


Sales                                                   $    6,773
Cost of goods sold                                          (2,241)
                                                         ---------
      Gross profit                                           4,532
                                                         ---------

Operating expenses:
   Stock-based compensation (Note 2):
       Officer compensation                                200,000
   Professional fees                                         4,735
   Other general and administrative expenses                 3,334
   Contributed rent (Note 2)                                   600
                                                         ---------
      Total operating expenses                             208,669
                                                         ---------
      Loss before income taxes                            (204,137)

Provision for income taxes (Note 4)                             --

Net loss                                                $ (204,137)
                                                        ==========

Basic and diluted loss per share                        $    (0.05)
                                                        ===========

Basic and diluted weighted average
   common shares outstanding                             4,286,667
                                                        ==========












                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                              Deficit
                                                             Accumulated
                                                 Additional  During the
                               Common Stock       Paid-In    Development
                            Shares    Par Value   Capital       Stage      Total
                            ------    ---------   -------    -----------   -----
Balance at April 5, 2004
  (inception)                    --    $     --   $     --    $    --   $    --

April 2004, common stock
 issued to an officer in
 exchange for services
 recorded at fair value
 ($.05/share)(Note  2)    4,000,000       4,000    196,000         --   200,000

May through July 2004,
 common stock sold
 through a private
 offering ($.05/share)
 (Note 3)                   400,000         400     19,600         --    20,000

Offering costs incurred for
  private offering               --          --     (4,000)        --    (4,000)

Office space contributed by an
  officer (Note 2)               --          --        600         --       600

Net loss                         --          --         --   (204,137) (204,137)
                           --------     -------   --------   --------  --------
Balance at September 30,
  2004                    4,400,000     $ 4,400   $212,200  $(204,137) $ 12,463
                          =========     =======   ========  =========  ========






                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

              April 5, 2004 (Inception) Through September 30, 2004


Cash flows from operating activities:
   Net loss                                                 $  (204,137)
   Adjustments to reconcile net loss to net cash
            provided by operating activities:
        Stock-based compensation                                200,000
        Office space contributed by an officer                      600
        Changes in operating assets and liabilities:
           Accounts receivable                                     (220)
           Inventory                                             (6,492)
           Accounts payable and accrued liabilities               7,086
                                                              ---------
               Net cash provided by operating activities         (3,163)
                                                              ---------
Cash flows from financing activities:
   Proceeds from the sale of common stock                        20,000
   Payments for offering costs (offset to equity)                (4,000)
   Payments for deferred offering costs                          (5,000)
                                                              ---------
               Net cash provided by financing activities         11,000
                                                              ---------
               Net change in cash                                 7,837

Cash, beginning of period                                            --
                                                              ---------
Cash, end of period                                            $  7,837
                                                              =========

Supplemental disclosure of cash flow information: Cash paid during the period for:
      Income taxes                                            $      --
                                                              =========
      Interest                                                $      --
                                                              =========





                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

(1)     Summary of Significant Accounting Policies

Organization and Basis of Presentation

Bella Trading Company, Inc. (the "Company") was incorporated in the state of Colorado on April 5, 2004. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has been in the development stage since inception with limited revenue-producing operations to date. The Company purchases jewelry and other accessories from its Asian suppliers and sell the items at arts and crafts shows and on the Internet.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with a limited operating history and losses since inception. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, acquire an inventory, and ultimately, to attain profitability. The Company intends to acquire additional operating capital through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at September 30, 2004.

Inventory

Inventories, consisting of jewelry, hand bags and other accessories, are stated at the lower of cost (using the average cost method) or market.

Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities. At September 30, 2004, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Loss per Common Share

      The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At September 30, 2004, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue Recognition

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including Securities and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition, and Financial Accounting Standards Board Emerging Issues Task Force No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent.

Gross revenue from retail sales and consignment sales of the Company's inventory by third parties, is recognized when the Company's merchandise inventory is delivered to the customer (FOB destination). Also, title passes to the customer upon delivery. The Company provides a 30-day money-back guarantee on merchandise sales (with receipt). Historical returns are approximately 1 percent. Accordingly, no revenue is deferred in the accompanying financial statements.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. SFAS 123 requires the fair value based method of accounting for stock issued to non-employees in exchange for services.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. The Company did not report pro forma disclosures in the accompanying consolidated financial statements as the Company did not grant any stock options as of September 30, 2004.

Common stock issued as payment to related parties is recorded at fair value based on contemporaneous stock sales to unrelated third parties.

Fiscal Year-End

The Company operates on a September 30 year-end.

(2)   Related Party Transactions

The Company's president contributed office space to the Company for the entire period. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

During April 2004, the Company issued 4,000,000 shares of its restricted common stock to its president in exchange for business planning and organization services. The shares issued in the transaction were valued based on contemporaneous stock sales to unrelated third parties, or $.05 per share. Stock-based compensation expense of $200,000 was recognized in the accompanying financial statements.

(3)   Shareholders' Equity

Between May and July 2004, the Company offered for sale 400,000 shares at of its common stock at a price of $0.05 per share. The Company closed the offering after selling all 400,000 shares for net proceeds of $16,000 after deducting $4,000 of offering costs. The offering was made in reliance on an exemption from registration of a trade in the United States under Rule 504 of Regulation D of the Securities Act of 1933, as amended. All sales were conducted through the Company's officers and directors.

(4)  Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                                September 30, 2004

        U.S. statutory federal rate                    30.37%
        State income tax rate, net of
          federal benefit                               3.22%
        Contributed rent                               -0.09%
        Net operating loss for which no
           tax benefit is currently available         -33.50%
                                                        0.00%

At September 30, 2004, deferred tax assets consisted of a net tax asset of $68,378, due to operating loss carryforwards of $203,537, which was fully allowed for, in the valuation allowance of $68,378. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period from April 5, 2004 (inception) through September 30, 2004 totaled $68,378. The current tax benefit for the period from April 5, 2004 (inception) through September 30, 2004 also totaled $68,378. The net operating loss carryforward expires through the year 2024.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

                                TABLE OF CONTENTS
                                                                          Page
PROSPECTUS SUMMARY ....................................................
RISK FACTORS ..........................................................
DILUTION AND COMPARATIVE SHARE DATA....................................
USE OF PROCEEDS .......................................................
MARKET FOR BELLA'S COMMON STOCK .......................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ............................................
BUSINESS...............................................................
MANAGEMENT ............................................................
PRINCIPAL SHAREHOLDERS.................................................
OFFERING BY BELLA .....................................................
SELLING SHAREHOLDERS...................................................
DESCRIPTION OF SECURITIES..............................................
LEGAL PROCEEDINGS......................................................
INDEMNIFICATION .......................................................
AVAILABLE INFORMATION..................................................
FINANCIAL STATEMENTS...................................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Bella. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until _______, 2005 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item 24.   Indemnification of Officers and Directors

     The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25.   Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. Although no expenses will be charged to the selling stockholders, it is estimated that the cost of registering the shares to be offered by the selling shareholders will be $2,500, which is included as part of the total costs of the offering shown below.

         SEC Filing Fee                                              15
         Blue Sky Fees and Expenses                                 100
         Printing Expenses                                          100
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                             2,500
         Miscellaneous Expenses                                   2,285
                                                              ---------
                  TOTAL                                         $30,000
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

      The following lists all shares issued by the Company since its inception.

                                                                         Note
Name                   Date          Shares     Consideration         Reference

Sara Preston          4-15-04     4,000,000     Services rendered         A
                                                with a value of $400
Brad Avertt           6-14-04        30,000         $1,500                B
Randy Carruthers      6-04-04        20,000         $1,000                B
Joseph DiVito         7-08-04        10,000         $  500                B
Mary Beth Doubet      5-26-04        50,000         $2,500                B
Stephen Foley         7-08-04        10,000         $  500                B
Steve Lemonidis       7-09-04        10,000         $  500                B
Kenneth Relyea        6-11-04        50,000         $2,500                B
Alan Schrum           6-10-04       100,000         $5,000                B
Michael Tanner        7-08-04        20,000         $1,000                B
Amy Watson            5-28-04       100,000         $5,000                B
                                  ---------
                                  4,400,000

A. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The person who acquired these shares was an officer and director of the Company. The certificates representing the shares of common stock will bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

B. The Company relied upon the exemption provided by Rule 504 of the Securities and Exchange Commission with respect to the sale of these shares.

Item 27. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
3.1      Articles of Incorporation

3.2      Bylaws

5        Opinion of Counsel

23.1     Consent of Attorneys

23.2     Consent of Accountants

Item 28. Undertakings

      The small business issuer will:

      (1) File, during any period in which offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Broomfield, Colorado on the 4th day of February 2005.


                                   BELLA TRADING COMPANY, INC.


                                   By: /s/ Sara Preston
                                       -------------------------------------
                                       Sara Preston, President and Chief
                                          Financial Officer

                                   By: /s/ Lesha Barry
                                       -------------------------------------
                                       Lesha Barry, Principal Accounting Officer


         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date


/s/ Sara Preston                    Director             February 4, 2005
------------------------
Sara Preston


/s/ Lesha Barry                     Director             February 4, 2005
------------------------
Lesha Barry

                           BELLA TRADING COMPANY, INC.

                                    FORM SB-2


                                    EXHIBITS